Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-144978 on Form F-3 of our reports dated May 27, 2008, relating to the consolidated financial statements of Vodafone Group Plc, and the effectiveness of Vodafone Group Plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2008. Deloitte & Touche LLP Chartered Accountants and Registered Auditors London, United Kingdom June 6, 2008